Exhibit 99.1

                     Second Quarter 2002 Earnings Estimates

1.       Revised 2002 Earnings Estimate

Earnings Estimate Given at First Quarter Call             $2.60 - $2.85
Less:
    Lower Wholesale Prices and Velocity                 ($0.62) - ($0.74)
    Higher Coal Costs                                        ($0.13)
    Reduced Gas Sales                                        ($0.08)
    Operation & Maintenance Savings                       $0.13 - $0.20
                                                        -----------------
Revised Earnings Estimated Range                          $1.90 - $2.10

2.       Market Assumptions in 2002 Earnings Guidance

                                    Previous Estimate    New Estimate for 2002
                                   ------------------    ---------------------

Earnings Guidance                     $2.60 - $2.85          $1.90 - $2.10
Wholesale Power Price                $32.00 - $41.00        $32.00 - $35.00
Velocity of Trading (1)                1.75 - 2.30               1.50
Spark Spread                          Not sufficient for peaking generation


Sensitivities that could cause results outside of the "earnings estimate range":
-------------------------------------------------------------------------------
Extreme weather             FERC price caps
Market prices               Unit availability
Economic activity
Hydro power utilization

3.       Historical Market Data

                    Spark Spread (2)             Velocity of Trading (1)
              2nd Qtr Only       Annual        2nd Qtr Only         Annual
             --------------    ----------     --------------     ----------

2002              5.52                -             1.61                -
2001            156.73            74.52             1.89             1.93
2000             70.28            75.49             1.88             1.88
1999             14.13            13.07             1.80             1.80

4.       Planned Capital Expenditures

                                                  2002             2002 - 2006
                                            ----------------    ----------------
Capital Expenditures per 2001 Form 10K        $391 Million        $1.8 Billion
    Reduction                                ($111 Million)      ($0.4 Billion)
                                            ----------------    ----------------
Revised Capital Expenditures                  $280 Million        $1.4 Billion
                                            ================    ================

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(1)      Ratio of total sales (including jurisdictional) to total generation
(2)      Source:  RDI


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